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                                                                Exhibit 23.2









CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of U.S. Bancorp on Form S-3 (File Nos. 33-43407, 33-48249, 33-86474, and
333-12733) and on Form S-8 (File Nos. 33-18706, 33-28785, 33-39765, 33-39860,
33-39861, 33-64429, 33-64435, 33-71904, 33-83158, and 333-12733) of our report dated January 19, 1995, on our audit of the consolidated statements of income, shareholders' equity, and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994, which report is included in this Annual Report on Form 10-K of U.S. Bancorp.



                                                /s/ Coopers & Lybrand L.L.P.



Boise, Idaho
March 12, 1997